 EASYWEB, INC, SIGNS DEFINITIVE AGREEMENT AND PLAN OF MERGER WITH ZIOPHARM INC. OF NEW YORK, NEW YORK

Dated August 9, 2005, EasyWeb, Inc, NASD.BB symbol (ESYW) of Englewood Colorado, a publicly traded company, today announced that it has signed a definitive Agreement and Plan of Merger with ZIOPHARM, Inc., of New York, New York.  EasyWeb, Inc. expects to file an 8-K by the close of business today.  The Board of Directors has exercised its rights by proxy to approve a 1 for 40 common share split.  Company counsel is working to enact the split in a timely manner.  Although the Merger Agreement has been signed, the closing of the transaction of the merger is subject to certain conditions.  Specifically, a majority of the outstanding shares of ZIOPHARM Common Stock and ZIOPHARM Series A Preferred Stock (with holders of ZIOPHARM Series A Preferred Stock voting on an as-if-converted basis) must vote to approve the Merger Agreement and the merger.

The closing of the merger and related transactions is contingent upon, among other things, obtaining the ZIOPHARM stockholder approval with no more than four percent of the issued and outstanding shares of ZIOPHARM stock having exercised dissenter’s rights of appraisal under Delaware law, and our completing the 1-for-40 reverse stock split.  ZIOPHARM is currently seeking requisite approval from its stockholders.  Assuming all of the closing conditions set forth in the Merger Agreement are satisfied or waived, we expect to complete the merger and related transactions on or before September 16, 2005.

On August 3, 2005, EasyWeb, Inc. entered into an Agreement and Plan of Merger with ZIOPHARM, Inc., a Delaware corporation.  Pursuant to the Agreement and Plan of Merger , ZIO Acquisition will merge with and into ZIOPHARM, with ZIOPHARM remaining as the surviving company and a wholly owned subsidiary of EasyWeb.  In connection with the merger, ZIO Acquisition will cease to exist and the surviving company will change its corporate name to ZIOPHARM, Inc.   ..  Upon completion of an approved merger, current ZIOPHARM stockholders will receive approximately 96.8% of EasyWeb’s common stock on a fully diluted basis, in exchange for all of their shares of capital stock in ZIOPHARM.   Following the merger, the current holders of EasyWeb common stock or securities convertible into EasyWeb common stock will hold approximately 2.221% of EasyWeb’s common stock on a fully-diluted basis ..  EasyWeb’s current officers and directors will resign and be replaced by ZIOPHARM’s officers and directors.

According to a recent information statement, ZIOPHARM, Inc. is a development stage company, seeking to develop and commercialize a diverse, risk-sensitive portfolio of in-licensed cancer drugs that could address unmet medical needs.  ZIOPHARM has licensed rights to two specific product candidates by which to platform future pharmaceutical products.  Management and advisors with extensive biotechnology backgrounds currently operate ZIOPHARM.  The Company was originally founded by Paramount BioCapital, Inc, or its affiliates, who raised gross proceeds of approximately $18,100,000 on behalf of ZIOPHARM, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to EasyWeb, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, EasyWeb’s extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Contact:

     Contact Information:

     David C. Olson

    (720) 493-0303